UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2013

Date of Report (Date of earliest event reported)

Eos Petro, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067

(Address of principal executive offices)

(Zip Code)

(310) 552-1555

Registrant’s telephone number, including area code

_____________________________

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effectuation of Name Change and Reverse Stock Split

Effective as of May 20, 2013, Cellteck, Inc. changed its name to Eos Petro, Inc. (the “Company”) by filing an amendment to its articles of incorporation (the “Amendment”) with the Nevada secretary of state after the name change was approved at a special meeting of the stockholders of the Company held on May 6, 2013 (the “Special Meeting”). In anticipation of the Company’s name change, on May 17, 2013, the Company also changed the name of its wholly-owned subsidiary, previously named Eos Petro, Inc., to Eos Global Petro, Inc.

The Amendment also effectuated a reverse stock split of the outstanding shares of common stock of the Company held by stockholders with 2,000 or more aggregate shares of common stock at an exchange ratio of 1-for-800, accompanied by a cash distribution of $0.025 per share to all of the Company’s common stockholders with less than 2,000 shares of common stock in the aggregate, in exchange for and in cancellation of their shares of common stock (the “Stock Split”). This Stock Split triggered the automatic conversion of all 45,275,044 issued and outstanding shares of Series B Convertible Preferred Stock of the Company into 45,275,044 shares of common stock of the Company.

The Company’s name change, Stock Split and certain other proposals voted upon at the Special Meeting are described in more detail in the Company’s Definitive Proxy Statement filed with the SEC on April 11, 2013, pursuant to which proxies were solicited.

While the filing of the Amendment effectuated the name change and Stock Split with the Nevada secretary of state, FINRA announced the name change and Stock Split on May 20, 2013, and the name change and Stock Split became effective in the marketplace on May 21, 2013.

New Website

In connection with the Company’s name change to Eos Petro, Inc., the Company is preparing to launch a new website, www.eos-petro.com, and will terminate its association with its old website, www.cellteck.net, once the new website is launched.

We intend to use the new website as a recognized channel of distribution for the routine posting of important Company information for our investors and the general public. The new website should allow users to view and download and variety of news releases, SEC filings, product information, Company history and other useful information. The Company’s public securities filings can also be accessed by means of the Securities and Exchange Commission’s EDGAR database, located at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS PETRO, INC.

Dated: May 22, 2013
By: /s/ Nikolas Konstant
Nikolas Konstant, Chairman of the Board,
President, CEO and CFO